Exhibit 10.2

AMENDMENT NO. 6 (this “Amendment”), dated as of September 30, 2002, by and among PW EAGLE, INC., a Minnesota corporation (the “Company”) and the investors party to the Purchase Agreement referred to below on the date hereof (the “Investors”).

WHEREAS, the Company and the Investors are parties to a Securities Purchase Agreement, dated as of September 20, 1999 (as amended, supplemented or otherwise modified through the date hereof, including pursuant to an Amendment dated as of March 27, 2001 (“Amendment No. 1”), an Amendment dated as of August 14, 2001 (“Amendment No. 2”), an Amendment dated as of February 28, 2002 (“Amendment No. 3”), an Amendment dated as of March 27, 2002 (“Amendment No. 4”), and an Amendment dated as of May 14, 2002 (“Amendment No. 5”), the “Purchase Agreement”) pursuant to which the Investors purchased $32,500,000 principal amount of the Company’s senior subordinated notes; and

WHEREAS, the Company has requested, and the Investors party hereto are willing (subject to the terms and conditions hereof), to amend certain provisions of the Purchase Agreement as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

5.    Defined Terms.    Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Purchase Agreement.

6.    Amendment to Leverage Ratio Covenant.    Section 8.9(a) of the Purchase Agreement is hereby amended by deleting the last three lines of the table contained in such Section (as set forth in Section 3 of Amendment No. 5) and substituting in lieu thereof the following:

9 months ending 9/30/2002 (with the amount of EBITDA in the calculation of the Leverage Ratio equaling four-thirds (4/3s) times the actual amount of EBITDA for such period)	5.20 to 1
Trailing 12 month period ending 12/31/2002	5.20 to 1
Trailing 12 month period ending 3/31/2003	5.80 to 1
Trailing 12 month period ending 6/30/2003	5.80 to 1
Trailing 12 month period ending 9/30/2003	5.20 to 1
Trailing 12 month period ending 12/31/2003	5.20 to 1
Trailing 12 month period ending 3/31/04 and each 6/30 and 3/31 thereafter	5.80 to 1
Trailing 12-month periods ending 9/30/04 and each 12/31 and 9/30 thereafter	5.20 to 1

7.     Consent to Senior Credit Agreement Transaction. Pursuant to the provisions of Section 8.11(c) of the Purchase Agreement, the Required Investors hereby consent to the Company’s entering into the Third Amended and Restated Loan and Security Agreement dated September 30, 2002 by and among Fleet Capital Corporation individually as a Lender and as Agent for itself and any other financial institution which is or becomes a party thereto.

8.     Representations and Warranties. In order to induce the Investors to enter into this Amendment, the Company hereby represents and warrants that (x) no Default or Event of Default exists on the Effective Date, after giving effect to this Amendment, (y) no Default or Event of Default (in each case as defined in the Senior Credit Agreement) exists on the Effective Date, after giving effect to the Senior Credit Agreement referred to in Section 3 hereof and (z) all of the representations and warranties contained in the Note Documents shall be true and correct in all respects on the Effective Date, after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date), in each case except as previously disclosed in writing to the Investors.

9.     Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) when:

(a)     the Company and the Required Investors shall have signed a counterpart hereof (whether the same or different counterparts),

(b)     the Investors shall have received a copy of a duly executed Senior Credit Agreement, in form and substance satisfactory to the Required Investors, and

(c)     the Required Investors shall be satisfied, in the reasonable exercise of their discretion, that, after giving effect to this Amendment, the financial covenants in the Senior Credit Agreement shall be deemed comparable to the amendments to the Purchase Agreement financial covenants contained herein.

10. Miscellaneous.

(a)     This Amendment is limited as specified and shall not constitute an amendment, modification or waiver of any other provision of the Purchase Agreement or any other Note Document.

(b)     This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c)     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(d)     The parties hereby agree that this Amendment shall be a Note Document for all purposes under the Purchase Agreement. From and after the Effective Date, all references in the Purchase Agreement and each of the other Note Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as amended hereby.

(e)     All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment shall be delivered in accordance with the notice provisions contained in the Purchase Agreement.

(f)     The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this AMENDMENT No. 6 to Securities Purchase Agreement to be duly executed and delivered as of the date first above written.

PW EAGLE, INC.

By:	/s/ Dobson West
Name: Dobson West
Title: Chief Administrative Officer

J.P. MORGAN PARTNERS (23A SBIC), LLC
By:	J.P. MORGAN PARTNERS (23A SBIC MANAGER), INC., Its Managing Member

By:	/s/ Richard D. Waters
Name: Richard D. Waters
Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	David L. Babson & Company Inc. as Investment Advisor

By:	/s/ Emeka O. Onukwuqha
Name: Emeka O. Onukwuqha
Title: Managing Director

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MASSMUTUAL CORPORATE INVESTORS

By:	/s/ Michael P. Hermsen
Name: Michael P. Hermsen Title: Vice President

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort to be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

MASSMUTUAL CORPORATE INVESTORS

By:	/s/ Michael P. Hermsen
Name: Michael P. Hermsen Title: Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust’s assets and property only shall be bound.

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MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By:	David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company, as Investment Manager

By:	/s/ Emeka O. Onukwugha
Name: Emeka O. Onukwugha Title: Managing Director